UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2021

IGM Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39045	77-0349194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Middlefield Road

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 965-7873

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IGMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 23, 2021, Kelvin Neu notified IGM Biosciences, Inc. (the “Company”) of his resignation from the Company’s board of directors (the “Board”), which resignation was effective as of January 26, 2021 and was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

On January 24, 2021, Felix J. Baker, Ph.D. was appointed to the Board to serve as a Class III director, with a term beginning on January 26, 2021 and expiring at the Company’s 2022 annual meeting of the stockholders. Dr. Baker is Co-Managing Member of Baker Bros. Advisors LP., a biotechnology-focused investment adviser to fund partnerships whose investors are primarily endowments and foundations, which Dr. Baker founded, together with his brother Julian Baker, in 2000. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school.

Dr. Baker will serve on the Board as the designee of 667, L.P. and Baker Brothers Life Sciences, L.P. (together, the “Baker Bros. Funds”) pursuant to that certain Nominating Agreement, dated as of June 28, 2019, by and between the Company and the Baker Bros. Funds (the “Nominating Agreement”), a copy of which has been filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-233365) filed with the Securities and Exchange Commission on August 19, 2019. The Baker Bros. Funds together hold more than 10% of the Company’s outstanding capital stock. Baker Bros. Advisors (GP) LLC, Dr. Baker and Julian Baker as managing members of Bros. Advisors (GP) LLC, and Baker Bros. Advisors LP may be deemed to be beneficial owners of the securities of the Company directly held by the Baker Bros. Funds, and disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

In accordance with the Company’s outside director compensation policy (the “director compensation policy”), Dr. Baker will receive annual cash compensation of $20,000 for his services as a member of the Board, payable quarterly in arrears on a pro-rata basis. Under the director compensation policy, beginning with compensation paid for the 2022 calendar year, Dr. Baker may elect to convert 0%, 50% or 100% of such cash compensation into a number of restricted stock units of the Company (“Retainer Award”) having a grant value equal to the aggregate amount of the elected percentage of such cash compensation payable to Dr. Baker for the applicable quarter (as determined on the applicable date of grant of such Retainer Award), calculated based on the volume weighted average price of one share over the Company’s fourth quarter of the year immediately preceding the year of the date of grant. All restricted stock units underlying such quarterly Retainer Awards will be fully vested upon grant and will be settled in shares as soon as administratively practicable following each date of grant.

In connection with Dr. Neu’s resignation and Dr. Baker’s appointment to the Board, the options to purchase the Company’s common stock previously granted by the Company to Dr. Neu in respect of Dr. Neu’s Board service were amended to provide that, with respect to 9,250 unvested shares subject to such options (the “Unvested Options”), so long as an individual designated by the Baker Bros. Funds pursuant to the Nominating Agreement is serving as an outside director of the Company, Dr. Neu will be deemed to remain a service provider to the Company (the “Options Amendment”). Therefore, with Dr. Baker’s appointment to the Board, such Unvested Options will continue to vest in accordance with the terms of the applicable stock option agreements, as amended by the Options Amendment. Pursuant to the policies of Baker Bros. Advisors LP, Dr. Neu does not have any right to the pecuniary interest in the shares underlying such stock options or the restricted stock units issued to Dr. Neu in respect of his Board service, and the Baker Bros. Funds are entitled to an indirect proportionate pecuniary interest in such shares. Baker Bros. Advisors LP has voting and investment power over such stock options, restricted stock units, common stock, common stock underlying such stock options and common stock issued from the exercise of stock options received by Dr. Neu as director compensation. Baker Bros. Advisors (GP) LLC, and Dr. Baker and Julian Baker as managing members of Baker Bros. Advisors (GP) LLC, may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of such stock options, restricted stock units, common stock, common stock underlying such stock options and common stock issued from the exercise of stock options received by Dr. Neu as director compensation.

Dr. Baker declined the grant of the initial award of a nonstatutory stock option to purchase shares of the Company’s common stock that Dr. Baker would otherwise have been entitled to under the terms of the director compensation policy in connection with his appointment to the Board. Dr. Baker will be eligible for equity awards on the same terms as other continuing non-employee members of the Board. Currently, the director compensation policy provides that on the same date as annual equity award grants are made to the Company’s executive officers, each non-employee director will automatically be granted a nonstatutory stock option to purchase 10,000 shares of the Company’s common stock (the “Annual Option”). Each Annual Option will vest as to 1/12th of the shares subject to the Annual Option each month that is completed after the date of the first annual meeting of the Company’s stockholders following the date of grant (each, an “Annual Meeting”) after the date the Annual Option is granted, provided that the Annual Option will vest in full on the earlier of (i) the 12-month anniversary of the first Annual Meeting following the date of grant, or (ii) the date of the second regularly scheduled Annual Meeting after the date of grant, in each case provided that Dr. Baker remains a non-employee director through the applicable vesting date.

On December 11, 2020, the Baker Bros. Funds purchased an aggregate of 666,666 pre-funded warrants of the Company with an exercise price of $0.01 per share for $89.99 per share in an underwritten public offering. The pre-funded warrants are exercisable immediately on a 1-for-1 basis into shares of the Company’s common stock, to the extent that after giving effect to such exercise the holders thereof, their affiliates and any persons who are members of a Section 13(d) group with the holders or their affiliates in the aggregate would beneficially own, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, no more than 9.99% of the outstanding shares of the Company’s common stock.

On December 7, 2020, the Company entered into a registration rights agreement with the Baker Bros. Funds (the “RRA”), pursuant to which the Company granted certain registration rights to the Baker Bros. Funds, which form of RRA has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020. Additionally, the Company and certain stockholders, including the Baker Bros. Funds, are parties to an amended and restated investor rights agreement, dated June 28, 2019, a copy of which has been filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-233365) filed with the Securities and Exchange Commission on August 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGM BIOSCIENCES, INC.

By:	/s/ Misbah Tahir
Misbah Tahir
Chief Financial Officer

Date: January 28, 2021